Exhibit 23.3

                       INDEPENDENT AUDITORS' CONSENT

      We consent to the use in this Registration Statement of Supreme International Corporation on Form S-4 of our report dated March 12, 1999 (May 11, 1999 as to Note 10) appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Saul L. Klaw & Co., P.C.
Certified Public Accountants

May 11, 1999